Exhibit 10.10

MOU on Performance of Share Transfer Agreement

This MOU is signed on 15th March 2011 in Tianjin, P.R. China, between:

The Transferor: Long Jiegui (hereafter “Party A”)

ID No.: 420102194602281772

Add:  F4 Building 3-A Fortune Center, North New District, Chongqing

Zip: 410047

Tel: 023 86898169

Fax: 023 63118666 ext 8001

And

The Transferee: Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd
(hereafter “Party B”)

Authorized Rep:

Add: F2 Construction Bank, 87 No 8 Coastal Way, FTZ Tianjin

Tel: 022 25762771

Fax: 022 25763093

Herewith:

1. On 1st November 2010, on behalf of the shareholders of Chongqing Qizhong Technology Development Co. Ltd (hereafter “Qizhong Technology”), including Long Jiegui (holding 36.01%), Sun Libin (holding 20.76%), Wang Xiangrong (holding 8.96%), Jiang Zhichuan (holding 3.62%), Zheng Guangxiang (holding 2.67%), Wang Shufeng (holding 1.43%), Zeng Yifeng (holding 1.25%), Deng Xiaofeng (holding 10%) and Xiamen Municipal Tongren Advertising Co. Ltd (holding 15.3%), Party A entered into a Share Transfer Agreement with Party B, by which 100% shares of Qizhong Technology are transferred to Party B.

2. After the said Share Transfer Agreement was signed, the two parties have performed registration of shareholding modification and payment of consideration for the shares transferred as set forth in the Agreement.

The two parties hereby make this MOU to recognize the updated performance result of the Share Transfer Agreement.

I. Payment of cash part (totally RMB 18,000,000) of the consideration

1. on 19th January 2011, Party B paid RMB 1,000,000 to Lu Fan (ID No.: 120104195805263854), the money receiver jointly authorized by Party A and the original shareholders of Qizhong Technology;

2. on 20th January 2011, Party B paid RMB 3,000,000 to Lu Fan;

3. within 6 months (before 30th June 2011) after Qizhong Technology completed the registration of 100% share transfer at local Industrial & Business Administration, Party B shall pay another RMB 6,000,000 to Lu Fan;

4. the rest RMB 8,000,000 shall be paid to Party A and Zhou Xiaoguang – another money receiver jointly authorized by the original shareholders of Qizhong Technology - before 30th June 2011.

Party A and B agree to and accept the completed and the scheduled payment of the cash part of the consideration for share transfer. Any variation from the original Share Transfer Agreement shall be subject to this MOU.

II. Shareholding modification registration

On 31st December 2010, with joint effort and collaborations, the two parties completed registration processes of Qizhong Technology shareholding modification, and therewith a new business license has be granted. The date of shareholding modification is 31st December 2010.

Party A and B recognize and accept the actual performance of shareholding modification as stated above.

III. Payment of share part of the consideration

In Clause 3.3 of the Share Transfer Agreement, it set forth:

“The number of common shares equivalent to the rest 22 million RMB shall be calculated with the average closing price of CALI for 20 transaction days before the date of this Agreement as well as the exchange rate on the date of this Agreement; the total number shall be 1,080,000 common shares. Such shares shall be paid according to NASDAQ rules and concerned legislative procedures to the representative unanimously designated by shareholders of the Object Company.”

In consideration of the performance of CALI’s share price on NASDAQ market, the two parties hereby agree to modify the number of shares that shall be paid as part of consideration for the 100% shares of Qizhong Technology, the previously agreed number of common shares, which was 1,080,000 shall be change to 1,063,427. Such shares shall be paid according to NASDAQ rules and concerned legislative procedures to the shareholders of the Object Company within two months after this MOU is signed. The respective former shareholders shall receive their portion as follows:

Long Jiegui: 382,940 shares; Sun Libin 220,767 shares; Wang Xiangrong 95,283 shares; Jiang Zhichuan 38,496 shares; Zheng Guangxiang 28,394 shares; Wang Shufeng 15,207 shares; Zeng Yifeng 13,293 shares; Deng Xiaofeng 106,343 shares; Xiamen Municipal Tongren Advertising Co. Ltd 162,704 shares.

This MOU is made between Party A, on behalf of all the original shareholders of Qizhong Technology, and Party B. This MOU takes effectiveness once it is signed by the two parties, and it shall constitute an indivisible part of the Share Transfer Agreement. For any variation between this MOU and the Share Transfer Agreement, this MOU prevails. For issues not specified in this MOU, the Share Transfer Agreement remains valid.

This MOU is made in 15 copies of equivalent validity. Party A, each original shareholder of Qizhong Technology and Qizhong Technology its self shall keep one copy each. The rest 4 copies shall be maintained by Party B for filing and registration with and at concerned authorities, and for information disclosure purpose as well.

Party A:                                  Party B: